UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2021

Mercury Ecommerce Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40679	86-2365445
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3737 Buffalo Speedway, Suite 1750 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

(713) 715-6820
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	MEACU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	MEAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	MEACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Mercury Ecommerce Acquisition Corp. (the “Company”) is filing this Form 8-K/A (this “Amendment”) to amend its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2021 (“Original Form 8-K”), to replace Exhibit 99.1 from the Original Form 8-K due to the restatement of the Company’s financial statements and related footnote disclosures as of July 30, 2021.

As previously reported, on October 31, 2021, the management and the Audit Committee of the Company, after consultation with BDO, concluded that the Company’s audited balance sheet as of July 30, 2021 filed in the Original Form 8-K contained errors relating to (i) the classification between temporary equity and permanent equity of the shares of the Company’s Class A common stock subject to redemption, which the Company initially presented a portion of as permanent equity, and has determined should be classified as temporary equity; and (ii) the accounting for the sale of founder shares by the Company’s sponsor to certain anchor investors in connection with their indications of interest in the Company’s initial public offering, which the Company has determined should be accounted for as non-cash offering costs. In light of these errors, it was determined that it is appropriate to amend and restate the Company’s previously issued audited balance sheet as of July 30, 2021 reflecting receipt of the proceeds upon consummation of the Company’s initial public offering and the private placement that was included in the Original Form 8-K.

The Company is filing this Amendment to the Original Form 8-K to incorporate by reference the restated audited balance sheet of the Company as of July 30, 2021 as Exhibit 99.1. Accordingly, the Original Form 8-K is hereby amended solely to amend and restate Item 9.01. The Original Form 8-K otherwise remains unchanged.

Internal Control Considerations

In connection with the restatement, the Company’s management has re-evaluated the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting as of July 30, 2021. The Company’s management concluded that in light of the errors described above, a material weakness exists in the Company’s internal controls over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s management plans to enhance the system of evaluating and implementing the accounting standards that apply to the Company’s financial statements, including enhanced training of the Company’s personnel and increased communication among our personnel and third-party professionals with whom we consult regarding the application of complex accounting transactions.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibits
99.1	Audited Balance Sheet
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercury Ecommerce Acquisition Corp.
Date: November 18, 2021	By:	/s/ R. Andrew White
	Name:	R. Andrew White
	Title:	President and Chief Executive Officer